AMENDMENT NO. 6 TO CONVERTIBLE PROMISSORY NOTE

     AMENDMENT NO. 6 TO CONVERTIBLE PROMISSORY NOTE (this "Agreement"), dated as of June 18, 2002, by and between eMAGIN CORPORATION, a Delaware corporation (the "Borrower") and The Travelers Insurance Company (the "Lender"), each a party to the Note Purchase Agreement (the "Note Purchase Agreement") entered into as of August 20, 2001 and a Convertible Promissory Note (the "Note") dated August 20, 2001, as amended to date. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Note.

                              W i t n e s s e t h :
                              - - - - - - - - - -

     WHEREAS, pursuant to a letter agreement dated June 17, 2002 (the "Letter Agreement"), the parties agreed that the Borrower would issue to the Lender a new note in exchange for the Note; and

     WHEREAS, in lieu of the exchange of the Note contemplated by the Letter Agreement, the parties wish to amend the Note to conform to the terms described in the Proposed Amendment attached to the Letter Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE One

                                AMENDMENT TO NOTE

     SECTION 1.1 Amendment to Note. By executing this Agreement, the Borrower and the Lender hereby agree and acknowledge that:

(1) Section 1 of the Note is hereby amended by deleting "June 21, 2002" and inserting in the place of such deletion "August 30, 2002,"

(2) Section 4 of the Note is hereby deleted in its entirety and the following text shall be inserted in the place of such deletion:

"OPTIONAL CONVERSION OR EXCHANGE. (a) Subject to the provisions of paragraph (b) of this Section 4, at any time before the Maturity Date, the Lender shall have the right, at its option, to convert (a "Voluntary Conversion") all or any portion of the outstanding principal amount of and accrued interest on this Note into such number of fully paid and nonassessable shares of common stock of the Borrower ("Common Stock," which term shall also include any other securities or consideration that may be issuable on such conversion as provided herein) as is obtained by dividing (i) the outstanding principal amount and accrued interest on the Note or portion thereof to be converted by (ii) $0.5264 (subject to adjustment as provided herein, the

"Conversion Price"). Such right of conversion shall be exercised by the Lender by giving written notice that the Lender elects to convert the outstanding principal amount and accrued interest on the Note, or a specified portion thereof, into shares of Common Stock, and by surrender of the Note to be converted, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificates for such securities shall be issued.

"(b) Notwithstanding anything to the contrary in the foregoing, at any time when the Lender (i) is The Travelers Insurance Company or any entity controlling, controlled by or under common control with The Travelers Insurance Company, and
(ii) is directly or indirectly the beneficial owner of more than 10 percent of the Common Stock for purposes of Section 16 of the Securities Act of 1934, as amended (a Lender described in clauses (i) and (ii) being referred to as a "Restricted Lender"), then the Lender may not convert all or any portion of this
Note into Common Stock as provided in paragraph (a) of this Section 4, but may instead elect, at any time and in the same manner as such conversion right could otherwise be exercised, to exchange all or a portion of the principal amount of and accrued interest on this Note into one of the following, as designated by the Borrower (collectively, "Exchange Securities"): (x) a number of fully paid and nonassessable shares of convertible preferred stock of the Company ("Exchange Preferred"), each having a liquidation preference of $.001 per share, equivalent to the amount obtained by dividing the outstanding principal amount and accrued interest on the Note or portion thereof to be exchanged by the Conversion Price, or (y) a ten-year, non-interest bearing note (an "Exchange Note"), in a principal amount equal to the outstanding principal amount and accrued interest on the Note or portion thereof to be exchanged. Shares of Exchange Preferred shall be convertible at the holder's election at any time, provided that the holder is not a Restricted Lender, into a number of fully paid and nonassessable shares of Common Stock initially equal to one per shame of Exchange Preferred, but subject to adjustment in the same manner as the Conversion Price. An Exchange Note shall be convertible at the holder's election at any time, provided that the holder is not a Restricted Lender, into a number of fully paid and nonassessable shares of Common Stock equal to the principal amount of the Exchange Note divided by the Conversion Price. At maturity, provided that it has not been converted, the principal amount of the Exchange Note shall be payable in a number of shares of Common Stock equal to the principal amount of the Exchange Note divided by the Conversion Price.

"(c) The Borrower shall, as soon as practicable after the date of conversion or exchange, issue and deliver at the office described above to the Lender, or to its nominees, a certificate or certificates for the Common Stock or Exchange Securities to which such Lender shall be entitled, together with cash in lieu of any fraction of a share. The Borrower shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion or exchange of the Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note or any outstanding Exchange Securities.

"(d) In the event the Borrower at any time or from time to time after May 31, 2002 shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

     (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

     (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividend or distribution.

"(e) In the event the Borrower at any time or from time to time after May 31, 2002 shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of current earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Lender shall receive upon conversion of the Note, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Borrower, cash or other property which they would have been entitled to receive had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Lender as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holder of the Note.

"(f) If there shall occur any reorganization, recapitalization, consolidation or merger involving the Borrower in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (d) or (e) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, this Note shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Borrower issuable upon conversion of the Note immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Borrower) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of this Note, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note.

"(g) The Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion or exchange rights of the Lender against impairment."

(3) Section 8 of the Note is hereby deleted in its entirety and the following text shall be inserted in the place of such deletion: "PREPAYMENT. The Borrower may pre-pay the Note in full, including all interest owed thereon through the date of payment, at any time prior to the Maturity Date without penalty, on at least 15 days' written notice to the Lender. If at any time after May 31, 2002 and prior to the Maturity Date the Borrower has raised an aggregate of at least $5 million through the sale of debt or equity securities or by borrowing from one or more lenders, then the Borrower shall offer the Lender the right, on a Business Day not more than 15 or less than 5 days after the date the offer is received by the Lender, to tender at least 50% in principal amount of the Note in exchange for payment from the Borrower of the principal amount tendered and all interest owed thereon through the date of payment. If at any time after May 31, 2002 and prior to the Maturity Date the Borrower has raised an aggregate of at least $10 million through the sale of debt or equity securities or by borrowing from one or more lenders, then the Borrower shall offer the Lender the right, on a Business Day not more than 15 or less than 5 days after the date the offer is received by the Lender, to tender the entire principal amount of the
Note in exchange for payment from the Borrower of the principal amount and all interest owed thereon through the date of payment."

                                  ARTICLE Two

                              ADDITIONAL AGREEMENTS

     SECTION 2.1 Warrants. The Borrower will issue to the Lender or its nominee, as promptly as reasonably practicable, warrants as described in paragraph 2 of the Letter Agreement.

                                 ARTICLE Three

                                  MISCELLANEOUS

     SECTION 3.1 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including delivery by way of facsimile) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower.

     SECTION 3.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

     SECTION 3.3 Effective Date. This Agreement shall become effective (the "Effective Date") as of the date first referenced above.

     SECTION 3.4 Effect of Amendment. From and after the Effective Date, the Note and all references to the Note pursuant to the Note Purchase Agreement and the other documents referenced therein shall be deemed to be references to the Note as modified hereby. This Agreement is limited as specified and shall not constitute a modification, amendment, acceptance or waiver of any other provision of the Note, the Note Purchase Agreement or any other document referenced therein or herein.

     SECTION 3.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 3.6 Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, each party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                                    * * * * *

     IN WITNESSES WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                    BORROWER:

                                    eMAGIN CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    LENDER:

                                    THE TRAVELERS INSURANCE COMPANY

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: